UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

CREATIVE LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL		32095
(Address of principal executive offices)		(Zip Code)

(904) 824-3133
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 4.01.	Changes in Registrant’s Certifying Accountant.

This Amendment No. 2 on Form 8-K/A amends the Current Report on Form 8-K of Creative Learning Corporation (the “Company”), filed with the Securities and Exchange Commission on September 20, 2018, (the “Original Filing”), as amended September 25, 2018 (the “Amendment”).

At the time of the Original Filing, the letter from the former accountants citing review of the disclosure in the Form 8-K was not available.

The letter from Hancock Askew & Co., LLP the former accountants to the Company, stating no disagreement with the disclosure in the Original Filing has been received and is filed as an exhibit herewith.

In addition, the Amendment stated that the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered accounting firm  for the Company’s fiscal year ended September 30,2018 was contingent upon completion of Marcum’s customary client acceptance procedures. Marcum has advised the Company that they have completed the procedures and they have accepted the engagement.

Item 9.01.	Financial Statements and Exhibit

(d) Exhibits

Exhibit No. Exhibits
16.1 Letter of Hancock Askew & Co., LLP, dated October 3, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2018
CREATIVE LEARNING CORPORATION

	By:	/s/ Blake Furlow
Name: Blake Furlow Title: Chief Executive Officer

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